Major Energy Services, LLC
and Associated Entities
Condensed Combined Financial Statements
June 30, 2016

Major Energy Services, LLC and Associated Entities
Index
June 30, 2016

Page(s)
Condensed Combined Financial Statements
Independent Auditors' Review Report	2
Balance Sheets as of June 30, 2016 (unaudited) and December 31, 2015	3
Statements of Income for the three and six months ended June 30, 2016 and 2015 (unaudited)	4
Statements of Members’ Equity for the six months ended June 30, 2016 (unaudited)	5
Statements of Cash Flows for the six months ended June 30, 2016 and 2015 (unaudited)	6
Notes to Financial Statements (unaudited)	7

Independent Auditors’ Review Report
To Management of
Major Energy Services, LLC and Associated Entities

Report on the Financial Statements
We have reviewed the accompanying condensed combined balance sheet of Major Energy Services, LLC and Associated Entities (Major Energy Electric Services, LLC and Respond Power, LLC) (collectively the “Company”) as of June 30, 2016, and the related condensed combined statements of income, members’ equity and cash flows for the three and six-month periods ended June 30, 2016 and 2015. The combined balance sheet of the Company as of December 31, 2015, and the related combined statements of income, members’ equity, and cash flows for the year then ended (not presented herein), were audited by other auditors whose report dated June 10, 2016, expressed an unmodified opinion on those combined financial statements.
Management’s Responsibility
The Company’s management is responsible for the preparation and fair presentation of the interim financial information in accordance with U.S. generally accepted accounting principles; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with U.S. generally accepted accounting principles.
Auditors’ Responsibility
Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.
Conclusion
Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information as of and for the three and six-month periods ended June 30, 2016 and 2015, for them to be in accordance with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Houston, Texas
October 5, 2016

Major Energy Services, LLC and Associated Entities
Condensed Combined Balance Sheets (unaudited)
June 30, 2016 and December 31, 2015

	June 30, 2016	December 31, 2015

Assets
Current assets
Cash and cash equivalents	$5,507,141	$4,906,701
Restricted cash	76,500	76,500
Accounts receivable	21,616,626	24,142,291
Natural gas inventories	85,657	442,666
Deferred advertising costs	1,433,333	1,683,333
Other current assets	7,889,469	6,034,093
Total current assets	36,608,726	37,285,584
Customer acquisition costs, net of accumulated amortization	5,098,622	4,961,029
Deferred advertising costs	306,250	918,750
Fixed assets, net of accumulated depreciation of $12,732 and $11,405 at June 30, 2016 and December 31, 2015, respectively	13,796	15,123
Security deposits and other assets	47,540	47,540
Total assets	$42,074,934	$43,228,026
Liabilities and Members' Equity
Current liabilities
Accounts payable	$7,652,998	$9,633,148
Accrued liabilities	13,561,066	14,569,092
Loans payable	12,230,219	9,418,852
Total current liabilities	33,444,283	33,621,092
Other liabilities	—	416,668
Total liabilities	33,444,283	34,037,760
Commitments and contingencies (Note 8)
Members' equity	8,630,651	9,190,266
Total liabilities and members' equity	$42,074,934	$43,228,026

The accompanying notes are an integral part of these condensed combined financial statements.

Major Energy Services, LLC and Associated Entities
Condensed Combined Statements of Income (unaudited)
Three and Six Months Ended June 30, 2016 and 2015

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Sale of natural gas and electricity	$38,343,683	$39,405,029	$89,487,820	$102,721,085
Cost of natural gas and electricity	29,445,626	31,318,219	66,344,503	76,893,937
Operating expenses	9,787,202	6,199,620	17,480,451	13,824,167
Total operating profit (loss)	(889,145)	1,887,190	5,662,866	12,002,981
Interest income (expense)
Interest income	4,132	8,509	14,651	17,145
Interest expense	(143,794)	(105,653)	(266,511)	(255,939)
Total interest expense, net	(139,662)	(97,144)	(251,860)	(238,794)
Income (loss) before income taxes	(1,028,807)	1,790,046	5,411,006	11,764,187
Income taxes	6,433	—	29,633	43,600
Net income (loss)	$(1,035,240)	$1,790,046	$5,381,373	$11,720,587

The accompanying notes are an integral part of these condensed combined financial statements.

Major Energy Services, LLC and Associated Entities
Condensed Combined Statements of Members’ Equity (unaudited)
Six Months Ended June 30, 2016

			Total
	Members'	Retained	Members'
	Units	Earnings	Equity
Balance at December 31, 2015	$1,359,114	$7,831,152	$9,190,266
Members' distributions	—	(5,922,738)	(5,922,738)
Preferred guaranteed member payments	—	(18,250)	(18,250)
Net income	—	5,381,373	5,381,373
Balance at June 30, 2016	$1,359,114	$7,271,537	$8,630,651

The accompanying notes are an integral part of these condensed combined financial statements.

Major Energy Services, LLC and Associated Entities
Condensed Combined Statements of Cash Flows (unaudited)
Six Months Ended June 30, 2016 and 2015

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities
Net income	$5,381,373	$11,720,587
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	5,002,752	5,573,741
Changes in assets and liabilities
Accounts receivable	2,525,665	6,704,563
Natural gas inventories	357,009	533,560
Other current assets	(1,855,376)	(1,531,043)
Customer acquisition costs	(4,276,519)	(4,068,851)
Accounts payable	(1,980,149)	(1,176,634)
Accrued liabilities	(1,008,026)	(1,097,160)
Other liabilities	(416,668)	—
Net cash provided by operating activities	3,730,061	16,658,763
Cash flows from financing activities
Net borrowings on loans payable (1)	2,811,367	(4,318,652)
Members' distributions	(5,922,738)	(10,275,014)
Preferred guaranteed member payments	(18,250)	(36,500)
Net cash (used in) financing activities	(3,129,621)	(14,630,166)
Net increase in cash and cash equivalents	600,440	2,028,597
Cash and cash equivalents
Beginning of period	4,906,701	2,968,778
End of period	$5,507,141	$4,997,375

Cash paid during the period
Interest	$266,034	$284,281
Income taxes	91,433	46,346

Noncash supplemental disclosure
Collateral posting	$—	$1,500,000

(1) Net borrowings amount for the six month periods ending June 30, 2016 and June 30, 2015 include $62,759,560 and $77,150,087, respectively of additions related to the conversion of trade payable unpaid balances for energy and ancillary purchases into a loan as per the agreement with the creditor.

The accompanying notes are an integral part of these condensed combined financial statements.

Major Energy Services, LLC and Associated Entities
Notes to Condensed Combined Financial Statements (unaudited)

1. Organization and Nature of Business

The financial position and results of operations of Major Energy Services, LLC (“MES”), Major Energy Electric Services, LLC (“MEES”) and Respond Power, LLC (“Respond”), (collectively, the “Companies”) are presented on a combined basis in accordance with the principles of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation. MES, MEES and Respond are related through common ownership and control.
MES was organized as a New York LLC in 2005. MES is engaged in the marketing and supply of natural gas. MES began serving customers in 2007 and, during 2016 and 2015, operated in Maryland, New Jersey, New York and Pennsylvania.
MEES was organized as a New York LLC in 2007. MEES is engaged in the marketing and supply of electricity. MEES began serving customers in 2010 and, during 2016 and 2015, operated in Connecticut, Illinois, Massachusetts, Maryland and New York.
Respond was organized as a New York LLC in 2008. Respond is engaged in the marketing and supply of electricity. Respond began serving customers in 2010 and, during 2016 and 2015, operated in New Jersey and Pennsylvania.
The Companies operate in the highly regulated natural gas and electricity retail sales industry and comply with the legislation and regulations in these state jurisdictions in order to maintain licensed status and to continue operations. Licensing requirements vary by state, but generally involve regular, standardized reporting in order to maintain a license in good standing with the state commission responsible for regulating retail electricity and gas suppliers.
The transportation and sale for resale of natural gas in interstate commerce are regulated by agencies of the U.S. federal government, primarily the Federal Energy Regulatory Commission (“FERC”) under the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978 and regulations issued under those statutes. Since 1985, FERC has endeavored to make natural gas transportation more accessible to natural gas buyers and sellers on an open and non-discriminatory basis. FERC’s orders do not attempt to directly regulate natural gas retail sales. As a shipper of natural gas on interstate pipelines, the Companies are subject to those interstate pipelines tariff requirements and FERC regulations and policies applicable to shippers.
The Companies marketing efforts to consumers, including but not limited to telemarketing, door-to-door sales, direct mail and online marketing, are subject to consumer protection regulation including state deceptive trade practices acts, Federal Trade Commission (“FTC”) marketing standards, and state utility commission rules governing customer solicitations and enrollments, among others.
In April 2016, all of the outstanding membership interests in the Companies were acquired by National Gas and Electric, LLC ("NGE"). In consideration of the purchase, NGE agreed to pay a purchase price of $45,000,000, less a litigation credit of $5,000,000, for a net sum of $40,000,000 at closing, with additional amounts of up to $35,000,000 payable through 2018 assuming certain performance targets are met. The purchase price was further adjusted for certain escrow as well as working capital considerations.

2. Significant Accounting Policies

Principles of Combination and Consolidation and Combined Statements of Income
The accompanying interim unaudited condensed combined financial statements include the accounts of Major Energy Services, LLC, Major Energy Electric Services, LLC and Respond Power, LLC, which are separate entities with common ownership. These entities are managed and operated as if they were a single entity, and therefore management has elected to present their statements on a combined basis. All intercompany balances have been eliminated upon combination.

Basis of Presentation
The accounting and reporting policies of the Companies conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”). The condensed combined balance sheet as of December 31, 2015 was derived from the audited financial statements for the year ended December 31, 2015, but does not include all disclosures required by U.S. GAAP. This information should be read in conjunction with our combined financial statements and notes contained in our audited financial statements for the year ended December 31, 2015.
Use of Estimates and Assumptions
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures at the date of the interim financial statements. Similarly, estimates and assumptions are required for the reporting of revenues and expenses. Actual results could differ from estimates. The information furnished herein reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the condensed combined financial statements. Operating results for the three and six months ended June 30, 2016 are not necessarily indicative of the results which may be expected for the full year or for any interim period.
Transactions with Related Parties
Refer to Note 7 to these condensed combined financial statements for additional information regarding related party transactions.
3. Accounts Receivable

Accounts receivable is summarized in the following table:

	June 30, 2016	December 31, 2015
Billed customer accounts receivable	$13,958,818	$14,638,504
Unbilled customer accounts receivable	7,618,892	9,219,955
Budget billing receivable	—	195,864
Imbalance and other settlements	38,916	87,968
Total accounts receivable	$21,616,626	$24,142,291
Billed customer accounts receivable represents uncollected revenues that have been billed on the Companies’ behalf by the local distribution company ("LDC"). Unbilled customer accounts receivable represent revenues associated with natural gas or electricity consumed but not yet billed to customers under the LDCs monthly cycle billing method.
The Companies have limited credit risk as the LDCs guarantee billed and unbilled customer accounts receivable. As of June 30, 2016 and December 31, 2015, 100% and 99%, respectively of the Companies’ billed and unbilled customer accounts receivable were with LDCs with an investment grade credit rating.
Imbalance settlements represent differences between the natural gas delivered to LDCs for consumption by the Companies’ customers and actual usage by the Companies’ customers. Other settlements include payments for gas supplied by the LDCs for winter usage as well as other miscellaneous charges. Such settlements are expected to be included in cash to/from the LDCs in accordance with contractual payment arrangements.
Budget billing receivable represents the amounts that customer’s usages have exceeded the amount they have been billed under their budget billed plan.

4. Customer Acquisition Costs

Customer acquisition costs and related accumulated amortization are summarized in the following table:

	June 30, 2016	December 31, 2015
Customer acquisition costs	$10,768,670	$12,872,228
Accumulated amortization	(5,670,048)	(7,911,199)
	$5,098,622	$4,961,029
Customer acquisition costs are costs paid to outside firms for door-to-door marketing and telemarketing services.  The Companies pay a fee per account enrolled by a third party and retained for at least 15 days.  The Companies amortize customer acquisition costs over the estimated useful lives of the customer relationships, which was estimated to be 16 months for the six months ended June 30, 2016, for gas and electricity, based on current period usage divided by total usage during the estimated lives.  After customer acquisition costs are fully amortized, the gross costs and related amortization are removed from the accounts even if the amounts relate to current customers. Amortization expense relating to capitalized customer acquisition costs were $1,841,006 and $2,074,919 for the three months ended June 30, 2016 and 2015, respectively. Amortization expense relating to capitalized customer acquisition costs were $4,138,926 and $4,711,511 for the six months ended June 30, 2016 and 2015, respectively.

During the three months ended June 30, 2016 and 2015, the Companies wrote off fully amortized costs and amortization of $3,647,847 and $3,547,570, respectively. During the six months ended June 30, 2016 and 2015, the Companies wrote off fully amortized costs and amortization of $6,380,077 and $7,254,965, respectively.
5. Accrued Liabilities

Accrued liabilities are summarized in the following table:

	June 30, 2016	December 31, 2015
Sales and gross receipts tax payable	$1,220,847	$1,109,588
Advertising costs payable	1,250,000	1,733,332
Payroll and payroll taxes	230,301	69,392
Payable to defined contribution plan	230,000	480,000
Budget billing overcharge	22,164	43,115
Legal settlements	4,093,947	4,633,027
Accrued renewable energy credits	5,689,108	5,304,590
Other accrued liabilities	824,699	1,196,048
Total accrued liabilities	$13,561,066	$14,569,092
6. Loans Payable

Major Energy Services, LLC
MES is a borrower under a revolving credit facility with a company that is both a supplier of natural gas and creditor for MES. In addition to having a lien on MES’s receivables, the creditor charges $0.125/MMBtu of natural gas supplied in return for its’ short-term financing of MES’s purchases of natural gas.
In March 2014, the agreement that governs the revolving credit facility was amended and restated to, among other things, set the borrowing limit at $15,000,000 of revolving credit as well as provide up to $10,000,000 of credit support in the form of payment guarantees, or letters of credit. The amended and restated agreement also effectuated the primary term of the agreement to March 31, 2017 with subsequent automatic one year extensions unless either party notifies the other 180 days prior to the expiration of the agreement that that party wishes to terminate the agreement at the expiration of the term.

As part of the amended and restated agreement, the unpaid balance on natural gas purchases are converted to a loan on the 25th of the first month following purchase. These loans are subsequently payable on the 25th of the second month following purchase. As of June 30, 2016 and December 31, 2015, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate+ 300 basis points or 3.69% or 3.41%, respectively. As of June 30, 2016 and December 31, 2015, the balances of these loans were $388,517and $763,313, respectively.
Due to capacity constraints in the winter, some of the LDC territories in which MES operates require MES to buy natural gas and store it in the summer for the subsequent winter use. Per the master agreement, the creditor finances these purchases and holds a security interest in the stored gas as collateral. As of June 30, 2016, the applicable margin for these storage loans was 90-day LIBOR rate + 300 basis points, or 3.69% per annum. The balance of these storage loans as of June 30, 2016 was $155,130. As of December 31, 2015, the applicable margin for these storage loans was 90-day LIBOR rate + 300 basis points, or 3.41% per annum. The balance of these storage loans as of December 31, 2015 was $952,090.
Major Energy Electric Services, LLC
MEES is a borrower under a revolving credit facility with the same company that is the creditor for MES. In addition to having a lien on MEES’s receivables, the creditor charges $1.00/MwH of electricity financed in return for its short-term financing of MEES’s purchases of electricity.
In March 2014, the agreement that governs the revolving credit facility was amended to, amongst other things, set the borrowing limit at $20,000,000 of revolving credit, extend the primary term to March 31, 2017 with subsequent one year extensions, detail collateral requirements for fixed price purchases as well as decrease the per unit charge to MEES. The subsequent one year extensions are evergreen unless either party notifies the other 180 days prior to the expiration of the agreement that that party wishes to terminate the agreement at the expiration of the term.
As part of the operating agreement, the unpaid balance on electricity purchases are converted to a loan on the day payment is made by creditor for electricity purchased by MEES. These loans are subsequently payable on the 25th of the second month following purchase. As of June 30, 2016 and December 31, 2015, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate+ 300 basis points or 3.69% and 3.41%, respectively. As of June 30, 2016 and December 31, 2015, the balances of these loans were $4,583,537 and $3,779,274, respectively.
The creditor has also posted collateral on the Company’s behalf with an ISO governing one of the territories that the Company operates in. At June 30, 2016 and December 31, 2015, the balance outstanding on this collateral totaled $2,664,000 for each of these dates. This amount is included in other current assets and loan payable on the condensed combined balance sheets. In accordance with the terms of the agreement that governs the revolving credit facility, there is no interest charged on such collateral postings.
Respond Power, LLC
Respond is a borrower under a revolving credit facility with the same company that is the creditor for MES. In addition to having a lien on Respond’s receivables, the creditor charges $1.00/MwH of electricity financed in return for its’ short-term financing of Respond’s purchases of electricity.
In March 2014, Respond amended the agreement with a creditor to run through March 31, 2017 with subsequent one year extensions. The subsequent one year extensions are evergreen unless either party notifies the other 180 days prior to the expiration of the agreement that that party wishes to terminate the agreement at the expiration of the term. The agreement also sets the borrowing limit at $20,000,000 of revolving credit as well as detailed per unit fees to be charged, collateral requirements for fixed price purchases and details the approved territories for Respond to service.
As part of the operating agreement, the unpaid balance on electricity purchases are converted to a loan on the day payment is made by creditor for electricity. These loans are subsequently payable on the 25th of the second month following purchase. As of June 30, 2016, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate + 300 basis points or 3.69%. As of June 30, 2016, the balance of the loan was $4,439,035. As of December 31, 2015, interest was accrued on the loan at an annualized rate of the floating 90-day LIBOR rate + 300 basis points or 3.41%. As of December 31, 2015, the balance of the loan was $1,260,174.
For all debt presented in these financial statements, the fair value of the debt approximates its carrying value.

7. Related Party Transactions

Member Transactions
Certain interest holders are considered to be Managing Members who, as a group, have the rights required for or appropriate to the management of the business. Additionally, certain members are considered to be Class A members. Class A members have voting rights proportionate to their member interest over certain specific, significant capital transactions, including redemptions and transfers of member interests and dissolution of the Companies. Certain Class A members also receive an annual 10% cumulative preferred guaranteed payment on their remaining capital investment of $730,000 as well as a preferred return of this amount in addition to their percentage ownership interest in the event of a sale of the Companies meeting certain conditions. Prior to the sale of the membership interest, the Companies made preferred guaranteed member payments to Class A members of $18,250 and $36,500 during the six months ended June 30, 2016 and 2015, respectively. In addition to the $18,250 of preferred guaranteed member payments as well as the $872,738 assumption of loan advance, there was $5,000,000 disbursed to NGE post-closing. Lastly, there was $50,000 of disbursements for the members pre-closing. With the sale of the membership interests in April 2016, these member transactions ceased.
8. Commitments and Contingencies

Marketing Services
The Companies use an entity for its door-to-door marketing services. For the three months ended June 30, 2016 and 2015, the related marketing costs charged to the Companies by this marketing entity were $1,038,256 and $609,545, respectively. For the six months ended June 30, 2016 and 2015, the related marketing costs charged to the Companies by this marketing entity were $1,810,226 and $1,487,557, respectively. These costs are included in customer acquisition costs on the condensed combined balance sheets. MES extended a loan for certain nonrecurring costs to this entity, the balance of which owed to MES as of December 31, 2015 was $802,000. In conjunction with the sale of the membership interests in April 2016, the loan balance of $802,000 along with accrued interest of $70,738 was taken over by the selling members of the Company. The loan accrued interest at an annualized rate of the floating 90-day LIBOR + 300 basis points which was 3.69% and 3.41% as of June 30, 2016 and December 31, 2015, respectively. Total interest accrued during the six months ended June 30, 2016 and 2015 was $7,948 and $13,852, respectively.

Litigation
From time to time, the Companies are a party to claims and legal proceedings that arise in the ordinary course of business, including investigations of marketing practices, product pricing and billing practices by various governmental or other regulatory agencies. Other than proceedings discussed below, the Companies do not believe that they are a party to any litigation, claims or proceedings that will have a material impact on the Company’s condensed combined financial condition or results of operations. Liabilities for loss contingencies arising from claims, assessments, litigations or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

In 2016, the Companies settled with the Illinois Commerce Commission with respect to allegations of misleading marketing practices, for $239,676. The amount was formerly accrued for the condensed combined balance sheet at December 31, 2015.
In the three and six months ended June 30, 2016, the Companies settled with the Maryland Public Service Commission with respect to allegations of misleading marketing practices, for $300,000. The settlement also requires for the Companies to report monthly to the Maryland Public Service Commission on number of customer complaints. The $300,000 is included in accrued expenses in the condensed combined balance sheet at December 31, 2015 and paid in April 2016.
In the three and six months ended June 30, 2016, the Companies agreed to settle with the Pennsylvania Public Utility Commission/Bureau of Investigation and Enforcement with respect to allegations of misleading marketing practices, for $4,093,351. The proposed settlement also includes quarterly reporting on number of complaints, as well as allowing for only fixed-rate products to be sold. The $4,093,351 is included in accrued expenses in the condensed combined balance sheets at June 30, 2016 and December 31, 2015.

The Companies do not have physical custody or control over any facilities used to transport the natural gas and electricity to its customers. Title to the natural gas sold to MES’s customers is passed at the same point at which MES accepts title from its natural gas suppliers. While there can be no assurance regarding claims and litigation, management does not believe that the Companies have significant exposure to legal claims or other liabilities associated with environmental concerns.
Physical Commodity Purchase Commitments
MES has forward physical contracts to acquire physical quantities of natural gas in specified future periods. These contracts allow MES to acquire natural gas on a forward market fixed-price basis, enabling it to establish a fixed and determinable cost for a significant portion of its natural gas needs during ·the specified periods. MES’s practice is to enter into contracts that are less than its total expected future needs for natural gas. It currently expects to continue such forward purchases in future periods.
In the three and six months ended June 30, 2016 and 2015, MES designated these contracts as normal purchases of natural gas. As such, there is no recognition of any change in fair value of these contracts. As of June 30, 2016, MES had forward contracts to purchase a total of approximately 2,058,216 DTHm of natural gas at a total purchase price of approximately $5,630,325. As of December 31, 2015, MES had forward contracts to purchase a total of approximately 571,048 DTHm of natural gas at a total purchase price of approximately $1,691,578. MEES and Respond (“MEESRP”) have forward contracts to acquire quantities of electricity in specified future periods. These contracts allow MEESRP to establish a fixed and determinable cost for a portion of its electricity needs during the specified periods. MEESRP’s practice is to enter into such contracts when they have a related amount of demand from its customers for fixed pricing over the contract period.
MEESRP designates these contracts as normal purchases of electricity. As such, there is no recognition of any change in fair value of these contracts. As of June 30, 2016, MEESRP had forward contracts to purchase a total of approximately 1,064,032 MwH of electricity at a total purchase price of approximately $40,200,916. As of December 31, 2015, MEESRP had forward contracts to purchase a total of approximately 923,823 MwH of electricity at a total purchase price of approximately $39,904,689.
9. Subsequent Events

The Companies have evaluated subsequent events through October 5, 2016, which is the date the financial statements were available for issuance. On August 23, 2016, NG&E transferred all of the outstanding membership interests in the Companies to Spark Energy, Inc.